Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-136963, 333-168552, 333-188620, 333-206094, 333-218695, 333-234231, 333-262824 and 333-275273) on Form S-8 of our report dated February 24, 2025, with respect to the consolidated financial statements of BioMarin Pharmaceutical Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Francisco, California
February 24, 2025